UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 2013

Signature Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-08007	95-2815260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Boulevard, Suite 1600, Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (805) 435-1255

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2013, Signature Group Holdings, Inc. (the “Company”) entered into a Mortgage Loan Purchase and Sale Agreement (the “Agreement”) with Bayview Acquisitions, LLC (“Buyer”) and completed the sale to Buyer, pursuant to the Agreement, of the Company’s nonperforming (i.e., 90 or more days past due) residential real estate loan portfolio for a purchase price of approximately $8.6 million in cash. The Agreement contains standard representations and warranties of the Company and Buyer and mutual indemnification obligations based on breaches of such representations or warranties and certain actions or omissions by the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2013	SIGNATURE GROUP HOLDINGS, INC.

	By:	/S/ CHRIS MANDERSON
Chris Manderson
Executive Vice President and General Counsel